Exhibit 10.13
FORM OF INCENTIVE STOCK OPTION AGREEMENT
Award Number:____
GNC ACQUISITION HOLDINGS INC.
INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO THE
GNC ACQUISITION HOLDINGS INC.
2007 STOCK INCENTIVE PLAN
          AGREEMENT (“Agreement”), dated as of [•], 20___(the “Grant Date”) by and between GNC Acquisition Holdings Inc., a Delaware corporation (the “Company”) and [•] (the “Participant”).
Preliminary Statement
     The Committee has authorized this grant of an incentive stock option (the “Option”) on the Grant Date to purchase the number of shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) set forth below to the Participant, as an Eligible Employee of the Company, its Subsidiaries or Parent (collectively, the Company and all Subsidiaries and Parents of the Company shall be referred to as the “Employer”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan (the “Plan”). A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.
     Accordingly, the parties hereto agree as follows:
     1. Tax Matters. The Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (i) if the Participant disposes of the Common Stock acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Participant’s death or disability (as defined in Section 22(e)(3) of the Code), if the Participant is not employed by the Employer at all times during the period beginning on the date of this Agreement and ending on the day three (3) months before the date of exercise of the Option; or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to “incentive stock options” which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option.
     2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company [•] shares of Common Stock, at a price per share of $[•] (the “Option Price”).

     3. Exercise.
          (a) The Option shall vest and become exercisable as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Common Stock as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the percentage indicated beside that date provided that the Participant has not suffered a Termination prior to the applicable vesting date:

Vesting Date	Percent Vested
[First Anniversary of Grant Date]	20%
[Second Anniversary of Grant Date]	40%
[Third Anniversary of Grant Date]	60%
[Fourth Anniversary of Grant Date]	80%
[Fifth Anniversary of Grant Date]	100%
          There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.
          (b) Notwithstanding the foregoing, the Participant may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. In addition, the Participant may not exercise the Option if the terms of the Plan do not permit the exercise of Options at such time.
          (c) The provisions in the Plan regarding Detrimental Activity shall apply to the Option. In the event that the Participant engages in Detrimental Activity prior to the exercise of the Option, the Option shall terminate and expire as of the date the Participant engaged in such Detrimental Activity. As a condition of the exercise of the Option, the Participant shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Participant engages in Detrimental Activity during the one year period commencing on the date the Option is exercised, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).
     4. Option Term. The term of the Option shall be until [•], 20___, after which time it shall terminate, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5 below.
     5. Termination.
          (a) Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as provided in Section 9.2(a) of the Plan.
          (b) Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
     6. Restriction on Transfer of Option. No part of the Option shall be Transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.
     7. Company Call Rights; Restrictions on Transfer. The Option, and any shares of Common Stock that the Participant acquires upon exercise of the Option, shall be subject to the Company call rights and restrictions on transfer (including the Company’s right of first refusal) set forth in Article XIII of the Plan. To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit the certificates evidencing the shares of Common Stock to be issued upon the exercise of the Option with an escrow agent designated by the Company.
     8. Securities Representations. Upon the exercise of the Option prior to the registration of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.
          (a) The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any

“distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
          (b) The Participant has been advised that the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section. The Participant further acknowledges and understands that the Company is under no obligation hereunder to register the shares of Common Stock.
          (c) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
          (d) The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.
          (e) The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Common Stock.
          (f) The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his investment in the Common Stock.
     9. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan. Notwithstanding the foregoing, prior to the expiration of the Option as provided herein or the exercise of the Option in full, the Participant shall be entitled to receive a special bonus payment for any extraordinary cash dividends paid to Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board or their Affiliates while the Option is outstanding (other than special dividends paid to the holders of the Class B Common Stock of Holdings in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, restated or replaced from time to time), in the manner and subject to such terms and conditions imposed on the receipt of such bonus payment as determined by the Committee in its sole discretion and in a manner consistent with Section 409A of the Code, as applicable.
     10. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
     11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
If to the Company, to:
GNC Acquisition Holdings Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: General Counsel
with copies (which shall not constitute notice) to:
c/o Ares Corporate Opportunities Fund II, L.P.
1999 Avenue of the Stars
Los Angeles, California 90067
Facsimile: 310-210-4170
Attention: David Kaplan
and

c/o Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario
M2M 4H5
Facsimile: 416-730-5082
Attention: Lee Sienna
With a copy by Facsimile to: 416-730-3771
Attention: Legal Department
If to the Participant, to the address on file with the Company.
     12. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.
     13. Agreement. As a condition to the receipt of shares of Common Stock when the Option is exercised, the Participant shall execute and deliver a Stockholders Agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired and such other terms or restrictions as the Committee shall from time to time establish. Such Stockholders Agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such Stockholders Agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement or other agreement.
     14. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

GNC ACQUISITION HOLDINGS INC.
By:

Name:
Title:

Employee Name:
Employee ID number: